Exhibit 10.2
THE BON-TON STORES, INC.
RESTRICTED STOCK UNIT AGREEMENT
          This is a Restricted Stock Unit Agreement dated as of June 20, 2006 (“Agreement”), between The Bon-Ton Stores, Inc. (the “Company”) and the undersigned (“Grantee”). This Agreement is entered into pursuant to the provisions of The Bon-Ton Stores, Inc. Amended and Restated 2000 Stock Incentive Plan (the “Plan”) in connection with Grantee’s services as an executive employee of the Company and is intended to constitute an Award under the Plan, on the terms and conditions set forth herein, and subject to the terms, conditions and limitations of the Plan. Except as otherwise specifically provided herein, or as may be required by the context, all capitalized terms used herein are used with the same meaning as is set forth in the Plan.
          1. Definitions.      As used herein:
               (a)      “Date of Grant” means June 20, 2006, the date on which the Company has awarded this Restricted Stock Unit.
               (b)      “Restricted Stock Unit” or “RSU” means a right to receive a Share pursuant to the terms of this Agreement, and consistent with the provisions of the Plan.
               (c)      “Share Distribution Date” shall have the meaning set forth in the Vesting Schedule.
               (d)      “Vesting Date” means such date or dates as is established as a Vesting Date pursuant to the Vesting Schedule.
               (e)      “Vesting Schedule” means the vesting schedule attached hereto as Exhibit A.
          2.      Grant of Restricted Stock Units. Subject to the terms and conditions set forth herein and in the Plan, the Company grants to Grantee 40,518 Restricted Stock Units, each of which corresponds to a single Share, to be delivered to Grantee (or Grantee’s personal representative, heir or legatee in the event of Grantee’s death or incapacity) on the Share Distribution Date. One-half of such Restricted Stock Units shall be the “2006 RSUs,” and the other half of such Restricted Stock Units shall be the “2007 RSUs.”
          3.      Restrictions on Restricted Stock Units. Grantee shall not be permitted to sell, transfer, pledge or assign any Restricted Stock Units at any time. Grantee’s rights with respect to the Restricted Stock Units granted subject to this Agreement shall be to receive, as of the Share Distribution Date, the Shares corresponding to such Restricted Stock Units and dividend equivalent amounts payable at such time and in such manner as is set forth in the Vesting Schedule.

          4.      Vesting. The Restricted Stock Units subject to this Agreement shall become vested, if at all, as set forth in the Vesting Schedule.
          5.      Forfeiture of Restricted Stock Units. Any Restricted Stock Units that are not treated as having become vested as of an applicable Vesting Date or as of the date of Grantee’s termination of employment shall be forfeited.
          6.      Distribution of Shares. The Restricted Stock Units that are treated as vested as of the Vesting Date shall entitle Grantee to receive a corresponding number of Shares as of the Share Distribution Date, such Shares to be fully vested and transferable as of such date, and are treated as issued in redemption of Grantee’s rights attributable to the Restricted Stock Units granted hereby.
          7.      Rights of Grantee. Grantee shall not be treated as owning the Shares that correspond to the Restricted Stock Units unless and until the Shares are transferred to Grantee as of the Share Distribution Date, and shall have none of the rights associated with ownership of such Shares prior to such date. Notwithstanding the foregoing, Grantee shall be entitled to payments that represent dividend equivalent amounts from the Company that shall be payable at such time and in such manner as is set forth in the Vesting Schedule.
          8.      Certain Adjustments. In the event there is a change in the capitalization of the Company, Grantee’s rights to receive a distribution of Shares on the Share Distribution Date shall be modified in a manner consistent with the provision of Section 11 of the Plan.
          9.      Change of Control of Company. In the event of a Change of Control, the Restricted Stock Units subject to this Agreement shall become vested as provided in the Vesting Schedule.
          10.      Notices. Any notice to be given to the Company shall be addressed to the Controller of the Company at its principal executive office, and any notice to be given to Grantee shall be addressed to Grantee at the address then appearing on the records of the Company, or at such other address as either party hereafter may designate in writing to the other. Any such notice shall be deemed to have been duly given when personally delivered, by courier service such as Federal Express, or by other messenger, or when deposited in the United States mail, addressed as aforesaid, registered or certified mail, and with proper postage and registration or certification fees prepaid.
          11.      Securities Laws. The Committee may from time to time impose any conditions on the Restricted Stock Units or on the distribution of Shares as it deems necessary or advisable to ensure that all rights granted under the Plan satisfy the conditions of Rule 16b-3 promulgated pursuant to the Securities Exchange Act of 1934, as amended.
          12.      Delivery of Shares. Upon the Share Distribution Date, the Company shall notify Grantee (or Grantee’s personal representative, heir or legatee in the event of Grantee’s death or incapacity) that the Shares corresponding to Grantee’s Restricted Stock Units are distributable and shall, upon request by Grantee (or Grantee’s personal representative, heir or legatee in the event of Grantee’s death or incapacity) deliver a certificate for such Shares without any legend or restrictions, except for such restrictions as may be imposed by the Committee, in its sole judgment, under Paragraph 11. The Committee may condition delivery of certificates for Shares upon the prior receipt from Grantee of any undertakings which it may determine are required to assure that the certificates are being issued in compliance with federal and state securities laws. The right to payment of any fractional Shares shall be satisfied in cash, measured by the product of the fractional amount times the Fair Market Value of a share on the Vesting Date.
          13.      Administration. This grant of Restricted Stock Units has been made pursuant to and is subject to the terms and provisions of the Plan. All questions of interpretation and application of the Plan and this Award shall be determined by the Committee. The Committee’s determination shall be final, binding and conclusive.
          14.      No Effect on Employment. Nothing herein contained shall affect the right of the Company to terminate Grantee’s employment.
          15.      Governing Law. The validity, performance, construction and effect of this Agreement shall be governed by the laws of the Commonwealth of Pennsylvania, without giving effect to principles of conflicts of law.
          IN WITNESS WHEREOF, the Company and Grantee have entered into this Agreement on the day and year first above written.

THE BON-TON STORES, INC.
By:	/s/ Tim Grumbacher
Tim Grumbacher, Executive Chairman of the Board

GRANTEE
/s/ Byron L. Bergren
Byron L. Bergren

EXHIBIT A            Vesting Schedule
2006 RSUs
          1.      The 2006 RSUs are fully vested as of February 3, 2007 if the Company achieves the net income required for the target bonus as specified on the CEO 2006 Bonus Metrics Table (applicable for the Company’s fiscal year ending February 3, 2007).
          2.      Eighty seven and one-half percent (87.5%) of the 2006 RSUs become vested as of February 3, 2007 in the event that the Company achieves ninety-five percent (95%) of the net income required for the target bonus as specified on the CEO 2006 Bonus Metrics Table (applicable for the Company’s fiscal year ending February 3, 2007).
          3.      Seventy five percent (75%) of the 2006 RSUs become vested as of February 3, 2007 in the event that the Company achieves ninety percent (90%) of the net income required for the target bonus as specified on the CEO 2006 Bonus Metrics Table (applicable for the Company’s fiscal year ending February 3, 2007).
          4.      The 2006 RSUs are forfeited entirely as of February 3, 2007 if net income for the fiscal year ending February 3, 2007 is below the net income required for the threshold bonus as specified on the CEO 2006 Bonus Metrics Table (applicable for the Company’s fiscal year ending February 3, 2007).
The term Vesting Date means, for purposes of the 2006 RSUs, February 3, 2007.
2007 RSUs
          1.      Targets for the 2007 RSUs (the “2007 RSU Targets”) are to be established by the Human Resources and Compensation Committee of the Company’s board of directors (the “Committee”) at the same time as performance goals are established by the Committee for the cash bonus under the Company’s executive cash bonus plan, consistent with Section 4(b) of the Grantee’s employment agreement with the Company, as amended by the Second Amendment to Employment Agreement, dated as of May 23, 2006 (the Grantee’s employment agreement, as so amended, being referred to herein as the “Employment Agreement”).
          2.      In the event the Grantee is discharged without Cause (as defined in the Employment Agreement) or resigns for Good Reason (as defined in the Employment Agreement) on or after February 4, 2007, the 2007 RSUs shall become vested to the extent provided under the terms of the 2007 RSU Targets to the same extent as would have applied had the Grantee remained employed through the date the determination of vesting for the 2007 RSUs is made; provided, however, that the vesting of the 2007 RSUs and the delivery of the Shares attributable to the 2007 RSUs is contingent on the Grantee’s execution of a general release of claims.
The term Vesting Date means, for purposes of the 2007 RSUs, February 2, 2008.

Change of Control
          The Restricted Stock Units vest on occurrence of a Change of Control (as that term is defined in the Plan) as follows: (i) in the event of a Change of Control before February 4, 2007, all Restricted Stock Units fully vest provided the Grantee is employed as of the date of such Change of Control; (ii) in the event of a Change of Control on or after February 4, 2007 and on or before February 2, 2008, the 2007 RSUs fully vest provided the Grantee is employed as of the date of such Change of Control. The occurrence of a Change of Control on or after February 4, 2007 shall have no effect on the vesting of the 2006 RSUs.
DIVIDEND EQUIVALENTS
          Dividends with respect to Restricted Stock Units that are treated as “vested” as of an applicable Vesting Date are accumulated from and after such Vesting Date and retained by the Company until the date the Shares underlying the RSUs are actually delivered to the Grantee.
SHARE DISTRIBUTION DATE
          The Share Distribution Date applicable to the Restricted Stock Units shall be the six-month anniversary of the Grantee’s termination of employment; provided, however, that with respect to any Restricted Stock Units that are vested by reason of achievement of net income targets or such other performance targets as may be established with respect to the 2007 RSUs, the applicable Share Distribution Date shall be the later of the six-month anniversary of the Grantee’s termination of employment or the earliest date following the determination of performance based vesting as of which distribution of Shares is practicable.